Question 7.c)
-------------
Addendum to Question 7.c on Form N-SAR

List the name of each series or portfolio and give a consecutive number to each series or portfolio in excess of the 90 consecutive series or portfolio permitted by the form.

                                                                  Is this the
Series                                                            last filing
Number               Series Name                                for this series?
                                                                   (Y or N)

92   Goldman Sachs Core Plus Fixed Income Fund                        N
97   Goldman Sachs Inflation Protected Securities Fund                N
115  Goldman Sachs Local Emerging Markets Debt Fund                   N
118  Goldman Sachs Strategic Income Fund                              N
120  Goldman Sachs High Yield Floating Rate Fund                      N
126  Goldman Sachs Short Duration Income Fund                         N


 Please refer to the Annual Report to Shareholders to be filed on Form
  N-CSR for additional information concerning the funds.